EXHIBIT 10.6
[DATAWIND LOGO]
                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

DECEMBER 21, 2005

VIA FACSIMILE
-------------

EdgeTech Inc.
2880 NW 2 Ave., Suite 2
Boca Raton, FL 33431

Attn: Lev Parnas

         SUBJECT:        BINDING LETTER AGREEMENT
                         ------------------------

Dear Mr. Parnas:

This Binding Letter Agreement ("Letter Agreement" or "Agreement") is made as of this 21st day of December 2005, by and between DATAWIND Net Access Corporation ("DataWind") a Delaware corporation, and EdgeTech Inc. ("EdgeTech"), a Florida corporation.

Whereas the parties have had a close working relationship in the marketing and sales of PocketSurfer devices and services, and the parties wish to memorialize their agreement for the current generation, next-generation (with improved industrial design, embedded GPRS modem, backlit keyboard, offline organizer and GPS functionality) and any subsequent generations of PocketSurfer ("PocketSurfer II" or the "Products").

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

     1. PRODUCT MARKETING & DISTRIBUTION. DataWind will, during the term of this Agreement, sell to EdgeTech, and EdgeTech will purchase from DataWind, the Products to be redistributed world wide by EdgeTech exclusively to the vertical markets defined herein. EdgeTech shall devote its best reasonable commercial efforts for the adequate exploitation and distribution of the Products to these vertical markets and shall maintain an organization sufficient therefore. EdgeTech will aggressively market and sell the Products, for the limited purpose of demonstrating and selling to customers.

     2. PRODUCT COSTS & MANUFACTURING MARGINS. Datawind shall limit its hardware margin on all Products to a maximum of 10% above the subcontracted cost of manufacturing the Products. In consideration of this reduced margin, EdgeTech shall provide DataWind with common shares equal to 10% of the issued and outstanding shares in EdgeTech as of the date first set forth above. EdgeTech can set the retail price and earn the appropriate margin. DataWind shall deliver the Products F.O.B. at the manufacturing facility and provide warranty support for Products delivered to DataWind's Montreal facility. Payment shall be via irrevocable, unconditional and transferable letter of credit in favor of DataWind from a nationally recognized U.S. bank, a minimum of 3 months prior to scheduled delivery. EdgeTech may outsource other

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

         manufacturers if DataWind provides consent. The Products shall carry DataWind's standard limitation of liability and warranty conditions, as set or modified by DataWind from time to time.

     3. SERVICE COSTS & MARGINS. EdgeTech shall set the retail price for the monthly service fee at U.S. $7.00 per month or more, on the Products it sells. DataWind shall provide credit-card billing to subscribers at the rate set by EdgeTech. DataWind shall charge $7.00 per subscriber per month, and pay the difference to EdgeTech on the fifth working day of each month for the previous month. In recognition of the special relationship between the parties, EdgeTech may reduce the monthly service fee to be paid to DataWind by EdgeTech to U.S. $6.00 by prepaying to DataWind a minimum of $250,000 of the aggregate service fee for such number of Products units as EdgeTech may desire on a monthly, bimonthly or yearly basis. DataWind may reasonably change the service fee each year to solely reflect increases due to inflation and base costs of hosting and bandwidth. The service pricing specifically is for DataWind's acceleration service, and not for GPRS wireless network costs. Wireless network costs, shall be as charged by the wireless carrier.

         BANNER REVENUE. To the extent EdgeTech may secure any banner revenues relating to the use of the Products, EdgeTech shall retain 50% of all such banner revenues and EdgeTech will pay DataWind 50% of all such banner revenues.

     4. EXCLUSIVITY. Based on the terms and conditions defined herein, DataWind hereby grants EdgeTech exclusive right on a world wide basis to market and distribute the Products to the vertical markets defined as (i) Fantasy Sports and Sports Book; (ii) Online Poker; (iii) Music, Movie and Television; (iv) Adult Markets (adult rated content); (v) Financial Services Markets; This Exclusivity does not restrict DataWind from selling its products via infomercial, television or product placements in movies, other than to sell the applications of the vertical markets defined herein.

         a. In recognition of the special relationship between the parties, DataWind shall waive the requirement for any simultaneous purchase of Products with the execution of this Agreement.
         b. The parties agree that DataWind and Edetech have a unique working relationship, in consideration of which the performance criteria have been significantly reduced as would have been offered to other distribution partners. The annual performance criteria necessary to maintain these exclusive rights as to (i) through
               (iii) shall only be 3,000 new subscribers in each of such three exclusive vertical markets for the year ending December 31, 2006 and each year ending thereafter, monitored on a semi-annual basis. The first performance monitoring period requiring 1,500 new subscribers in each vertical shall be from the date of this Agreement to December 31, 2006, followed by each subsequent monitoring period on a semi-annual basis thereafter. If Edge Tech does not meet the annual performance criteria described above in any of the three designated vertical markets, EdgeTech's exclusive distribution rights shall automatically convert to non-exclusive, and if EdgeTech does not meet even 50% of the target in any monitoring period, distribution rights for the specific vertical would never the less still be non- exclusive until such time as Datawind may retain a third party on an exclusive basis to market and distribute the Products in the specific vertical market. At such time as when EdgeTech may obtain and maintain 15,000 subscribers on an annual basis in each of such three designated vertical markets, EdgeTech shall only be required to acquire an

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

               additional 1,500 subscribers in each of such three designated vertical markets on an annual basis in order to continue to maintain exclusivity in each of such three designated vertical markets. Countries outside of North America may be excluded from the exclusive and/or distribution territory of these three vertical markets by the terms and process set forth in clause 4
               (g).
         c. As to vertical markets (iv) and (v), EdgeTech shall be required to pay an aggregate one time fee of $400,000 to DataWind payable as follows: $200,000 on March 8, 2006; $100,000 on July 10, 2006;
               and $100,000 on October 10, 2006. EdgeTech shall automatically and without any further notice lose its distribution rights to such two vertical markets if any of such payments are not timely made. No payments will be refunded if a subsequent payment is not made in a timely manner and the distribution rights have been cancelled. Commencing in year 2007 and thereafter, EdgeTech shall be required to pay DataWind a one time fee of $10 per Products unit purchased, manufactured or activated by EdgeTech in each of these two vertical markets. To maintain exclusivity in these two vertical markets, the minimum annual quantities of subscribers for year 2006 shall be 5,000 subscribers for the Adult Markets and 15,000 subscribers for the Financial Services Markets; for year 2007, an additional 10,000 subscribers for the Adult Markets and an additional 30,000 subscribers for the Financial Services Markets; for year 2008, an additional 10,000 subscribers for the Adult Markets and an additional 30,000 subscribers for the Financial Services Markets. Notwithstanding the foregoing, if at any time prior to the end of year 2008 EdgeTech has acquired 25,000 subscribers for the Adult Markets and 75,000 subscribers for the Financial Services Markets, then, on an ongoing annual basis, the minimum additional annual quantity of subscribers for the Adult Markets shall be 5,000 and the minimum additional annual quantity of subscribers for the Financial Services Markets shall be 15,000. If any of the minimum annual quantities of subscribers described above are not met as to either of such two vertical markets, then EdgeTech shall have non-exclusive rights to continue to distribute the Products in either or both of such two vertical markets in which the minimum annual quantities of subscribers described above is/are not met. The distribution rights for these two vertical markets shall specifically exclude India, China, Germany, and England. Additional countries outside of North America may be excluded from the exclusive and/or distribution territory of these two vertical markets by the terms and process set forth in clause 4 (g).
         d. DataWind agrees that during the period that EdgeTech maintains exclusivity, DataWind shall not seek, engage or appoint any other person or entity to market or distribute the Products to any of the defined vertical markets. DataWind will publicly endorse EdgeTech as its official and exclusive partner to promote each of these vertical markets.
         e. Under the circumstance that DataWind does not exist, or is unable to continue to provide its wireless internet services, DataWind or the surviving party shall insure that such services are continued to be provided by an independent 3rd party hosting facility of its choice at the same terms and condition as set forth herein.
         f. EdgeTech may ask Datawind for the additional features set forth in Exhibit 4.f attached hereto and made a part hereof at the minimum production volumes and costs detailed therein
         g. DataWind may upon 10 day written notice, restrict specific countries outside of the U.S. and Canada, from any specific vertical in which EdgeTech does not have a minimum of 500 active subscribers in such specific country by the end of such 10 day time period, if DataWind is in the process of providing exclusivity to a local distributor in those specific markets. For example, if DataWind appoints a distributor in Germany, and provides such

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

               notice to EdgeTech, then EdgeTech's exclusive rights shall be reduced to all other countries, excluding Germany, if EdgeTech does not have a minimum of 500 subscribers in Germany by the end of such 10 day period. EdgeTech may not sell in any territory that has been removed from its exclusivity, and where DataWind has provided exclusivity for the territory to another party.

     5. CUSTOMER SUPPORT; RELATED MATTERS. EdgeTech will provide at its cost a toll-free telephone line at DataWind's facilities, and all costs related to the toll-free telephone line will be borne by EdgeTech, payable in advance. DataWind shall provide EdgeTech branded service on such toll-free telephone line during normal business hours eastern-standard time. Any and all customers procured by EdgeTech in the vertical markets in which EdgeTech has exclusivity and any and all information relating to such customers shall constitute the sole and exclusive property of EdgeTech and shall not be used by DataWind directly or indirectly for any purpose whatsoever except to comply with its billing obligations hereunder. Any other customers on which EdgeTech requires exclusivity will have their names, contact information, period of exclusivity and performance criteria added to Attachment-1 on a regular basis with the consent of both parties.

     6. COMMISSIONS. EdgeTech acknowledges that under certain circumstances, specific customers maybe unwilling or unable to purchase directly from EdgeTech and may instead purchase from DataWind. Under such circumstance, DataWind shall pay EdgeTech a commission of 5% of the net revenue derived by DataWind.

     7. ASSIGNABILITY. EdgeTech, upon notice and prior written approval from DataWind may assign its rights and obligations under this Agreement to any entity affiliated or otherwise related to EdgeTech. DataWind will not unreasonably withhold approval. DataWind agrees to the pending share exchange between EdgeTech and a public trading company and any assignment of EdgeTech rights and obligations hereunder to such entity and or related party in connection therewith.

     8.  MISCELLANEOUS.

         (a) Governing Law; Venue. This Letter Agreement shall be construed in accordance with and governed for all purposes solely by the laws and public policy applicable to contracts in the State of Delaware without regard to its rules governing conflicts or choice of law. The parties irrevocably agree (i) that any claim, action or proceeding instituted by either party in connection with or relating to this Letter Agreement shall be brought in the appropriate state and or federal court located in the State of Delaware, and (ii) to waive all objections and defenses to subject matter or in personal jurisdiction based on forum non convenes or other legal theory. The prevailing party in any action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs from the other party.

         (b) Independent Contractors. In performing their respective duties and obligations hereunder, DataWind and EdgeTech shall be and act as independent contractors. Neither party, nor any of its employees, shall be in any sense partners, employees or agents of the other party, or have any authority to represent or bind the other party in any way. Unless specifically authorized herein, neither party shall have the right to make or enter into any contracts or agreements of any nature whatsoever on behalf of the other.

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

         (c) Counterparts; Facsimile Execution. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but together shall constitute only one instrument. The parties expressly agree that this Letter Agreement may be executed by the exchange of facsimile signatures and that such facsimile signatures shall have the same force and effect as original signatures for all purposes.

         (d) Term. This Letter Agreement shall have a term of indefinite duration in five (5) year consecutive segments. As long as EdgeTech has maintained the minimum volume performance in Clause 4, each five (5) year segment shall be extended upon written notification provided by EdgeTech to DataWind no less than one hundred twenty (120) days and no more than one hundred and eighty
               (180) days prior to the expiration of any given five (5) year segment, sent via overnight nationally recognized delivery service, to DataWind's last known address. Additionally, either party may terminate this Letter Agreement upon a material breach by the other party, that continues beyond a 30-day written notice.

         (e) Maintenance of Books and Records; Right of Parties to Inspect and Audit Books and Records of Other Party. The parties shall maintain appropriate books and records, in accordance with GAAP, consistently applied and in conformity with past practices and applicable S.E.C. rules and regulations, relating to its activities in connection with this Agreement. Either party shall have the ability and right to inspect and audit the books and records of the other party concerning its performance under this Agreement. The inspecting party, or its duly appointed representative, will conduct the inspection only during the other party's normal business hours upon a written request submitted to the other party at least twenty (20) days prior to the day of the inspection or sixty (60) days if the other party is in the process of conducting its annual audit. The inspecting party shall be solely responsible for the costs of any such inspection or audit. No more than two such requests may be made on an annual basis.

         If you agree to the terms set forth above, please sign below to indicate your acceptance.

                                        Best regards,

                                        /s/ Suneet Singh Tuli
                                        ----------------------------------
                                        Suneet Singh Tuli, President & CEO
                                        DATAWIND Net Access Corporation
                                        555 Rene Levesque West, Suite# 1130
                                        Montreal, PQ, Canada  H2Z 1B1
                                        Tel# 514-871-0984 / Fax# 309-410-2887

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                                   555 Rene Levesque West, #1130
                                                                Montreal, Quebec
                                                                  Canada H2Z 1B1
                                                             Tel# 1.877.878.3282
                                                             Fax# 1.309.410.2887
                                                        http://www.datawind.com/

AGREED AND ACCEPTED:



EDGE TECH, INC.

By: /s/ Lev Parnas
    ---------------------
    Lev Parnas, President

     Montreal 1-514-871-094 - Toronto 1-905-712-0505 - Dallas 1-469-648-0148
             London, England 02079934286 - Mexico City 525553511847

                                   EXHIBIT 4F

-----------------------------------------------------------------------------------
FEATURES:                                           COSTS:            MINIMUM
                                                    U.S.$/UNIT        VOLUME PER
                                                                      ORDER:
-----------------------------------------------------------------------------------
1.       Aesthetic Improvements:                    US$ 121.00/unit   3,500 Devices
----------------------------------------------------
      a. Backlit Keyboard
----------------------------------------------------
      b. Evening out the weight distribution
----------------------------------------------------
      c. Snap-open/Snap-close hinge, that will
         sit stable on a desktop
----------------------------------------------------
      d. Redesign the PocketSurfer casing for
         sleeker effect/attractive design
----------------------------------------------------
      e. Higher contrast & brightness to the
         screen
----------------------------------------------------
      f. Improved text input function
----------------------------------------------------
      g. Connectivity upgrades will be
         architectured such that upgrades can
         occur over-the-air
----------------------------------------------------
2.       PDA: Sufficient memory for an offline
         organizer & firmware with an offline
         organizer.
----------------------------------------------------
3.       GPS: Module for location based
         services.
----------------------------------------------------
4.       SD Card slot: to support external
         memory cards for caching and storage
         of web pages.
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
GPRS module (cost of module, power-circuitry,       $59.00            3,500
antenna, antenna-cable and circuitry)
-----------------------------------------------------------------------------------
WiFi SD Card                                        $25.00            3,500
-----------------------------------------------------------------------------------
Audio capability, to play MP3s. Apx. 120 days.      $20.00            5,000
-----------------------------------------------------------------------------------
Bluetooth Headset for MP3s. Apx. 120 days.          $25.00            7,000
-----------------------------------------------------------------------------------
Cellular voice functionality for Bluetooth Headset $17.00            7,000
(in addition to GPRS module). Apx. 180 days.
-----------------------------------------------------------------------------------
Video capability, to play MPEG movies. Apx. 180     $85.00            10,000
days
-----------------------------------------------------------------------------------